                      CIT Equipment Collateral - 2004-EF1
                            Monthly Servicing Report


                                                                                           Determination Date:            11/18/04
                                                                                            Collection Period:            10/31/04
                                                                                                 Payment Date:            11/22/04
        I. AVAILABLE FUNDS

           A.  Available Pledged Revenues

               a. Scheduled Payments Received                                                                        12,875,021.89
               b. Liquidation Proceeds Allocated to Owner Trust                                                               0.00
               c. Required Payoff Amounts of Prepaid Contracts                                                        2,423,423.97
               d. Required Payoff Amounts of Purchased Contracts                                                              0.00
               e. Proceeds of Clean-up Call                                                                                   0.00
               f. Investment Earnings on Collection Account and Note Distribution Account                                     0.00

                                                                                                                     -------------
                                                        Total Available Pledged Revenues =                           15,298,445.86

           B.  Determination of Available Funds

               a. Total Available Pledged Revenues                                                                   15,298,445.86
               b. Servicer Advances                                                                                     946,946.38
               c. Recoveries of prior Servicer Advances                                                                (706,694.61)
               d. Withdrawal from Reserve Account                                                                             0.00

                                                                                                                     -------------
                                                        Total Available Funds =                                      15,538,697.63


       II. DISTRIBUTION AMOUNTS

           A.  COLLECTION ACCOUNT DISTRIBUTIONS

               1. Servicing Fee                                                                                         239,553.79

               2. Class A-1 Note Interest Distribution                                              110,553.20
                  Class A-1 Note Principal Distribution                                          12,796,666.21
                                    Aggregate Class A-1 distribution                                                 12,907,219.41

               3. Class A-2 Note Interest Distribution                                              192,750.00
                  Class A-2 Note Principal Distribution                                                   0.00
                                    Aggregate Class A-2 distribution                                                    192,750.00

               4. Class A-3 Note Interest Distribution                                              502,471.67
                  Class A-3 Note Principal Distribution                                                   0.00
                                    Aggregate Class A-3 distribution                                                    502,471.67

               5. Class B Note Interest Distribution                                                 35,303.26
                  Class B Note Principal Distribution                                               539,186.44
                                    Aggregate Class B distribution                                                      574,489.70

               6. Class C Note Interest Distribution                                                 58,622.40
                  Class C Note Principal Distribution                                                     0.00
                                    Aggregate Class C distribution                                                       58,622.40

               7. Class D Note Interest Distribution                                                 61,852.65
                  Class D Note Principal Distribution                                                     0.00
                                    Aggregate Class D distribution                                                       61,852.65

               9. Deposit to the Reserve Account                                                                              0.00

               10. Amounts Payable in connection with the Reserve Account                                                 9,878.09

               11. To the holder of the equity certificate                                                              991,859.92


                                                        Collection Account Distributions =                           15,538,697.63
                                                                                                                     =============

           B.  RESERVE ACCOUNT DISTRIBUTIONS

               1. Withdrawal from the Reserve Account                                                                         0.00

               2. Interest to the Holdback Amount Designee                                                               50,751.87

               3. Release of Excess from the Reserve Account                                                            600,113.37

                                                                                                                     -------------
                                                        Reserve Account Distributions =                                 650,865.24
                                                                                                                     =============

                                                                                                                     -------------
           C. INCORRECT DEPOSITS                                                                                              0.00
                                                                                                                     =============

      III. INFORMATION REGARDING DISTRIBUTIONS ON THE SECURITIES

---------------------------------------------------------------------------------------------------------------------------------
                         Distribution                              Class A-1        Class A-2           Class A-3
                            Amounts                                  Notes            Notes               Notes
---------------------------------------------------------------------------------------------------------------------------------

              1           Interest Due                              110,553.20     192,750.00           502,471.67
              2           Interest Paid                             110,553.20     192,750.00           502,471.67
              3        Interest Shortfall                                 0.00           0.00                 0.00
                         ((1) minus (2))
              4          Principal Paid                          12,796,666.21           0.00                 0.00

              5     Total Distribution Amount                    12,907,219.41     192,750.00           502,471.67
                         ((2) plus (4))

---------------------------------------------------------------------------------------------------------------------------------
                          Distribution                               Class B         Class C              Class D    Total Offered
                             Amounts                                  Notes           Notes                Notes         Notes
---------------------------------------------------------------------------------------------------------------------------------

              1           Interest Due                               35,303.26      58,622.40            61,852.65     961,553.18
              2           Interest Paid                              35,303.26      58,622.40            61,852.65     961,553.18
              3        Interest Shortfall                                 0.00           0.00                 0.00           0.00
                         ((1) minus (2))
              4          Principal Paid                             539,186.44           0.00                 0.00  13,335,852.65

              5     Total Distribution Amount                       574,489.70      58,622.40            61,852.65  14,297,405.83
                         ((2) plus (4))



       IV. Information Regarding the Securities

           A Summary of Balance Information


---------------------------------------------------------------------------------------------------------------------------------
                                                 Applicable   Principal Balance     Class Factor    Principal Balance Class Factor
                             Class                 Coupon          Nov-04              Nov-04            Oct-04           Oct-04
                                                    Rate        Payment Date        Payment Date      Payment Date    Payment Date
---------------------------------------------------------------------------------------------------------------------------------

             a.          Class A-1 Notes          1.6300%        61,193,205.90        0.43399        73,989,872.11        0.52475
             b.          Class A-2 Notes          2.5700%        90,000,000.00        1.00000        90,000,000.00        1.00000
             c.          Class A-3 Notes          3.5000%       172,276,000.00        1.00000       172,276,000.00        1.00000
             d.           Class B Notes           2.9900%        13,629,347.51        0.80210        14,168,533.95        0.83384
             e.           Class C Notes           4.1400%        16,992,000.00        1.00000        16,992,000.00        1.00000
             f.           Class D Notes           4.6800%        15,859,654.22        1.00000        15,859,654.22        1.00000

             g.             Total Offered Notes                 369,950,207.63                      383,286,060.28


            B  Other Information


---------------------------------------------------------------------------------------------------------------------------------
                                                                  Scheduled                           Scheduled
                                                              Principal Balance                   Principal Balance
                             Class                                  Nov-04                              Oct-04
                                                                 Payment Date                        Payment Date
---------------------------------------------------------------------------------------------------------------------------------

                         Class A-1 Notes                         74,104,202.33                       85,318,302.90



---------------------------------------------------------------------------------------------------------------------------------
                                                                   Target             Class            Target           Class
                                                  Class       Principal Amount        Floor       Principal Amount      Floor
                             Class              Percentage         Nov-04             Nov-04           Oct-04           Oct-04
                                                                Payment Date       Payment Date      Payment Date     Payment Date
---------------------------------------------------------------------------------------------------------------------------------
                             Class A               95.96%       354,992,623.59                      367,789,289.80
                             Class B                4.04%           539,186.44           0.00           605,679.33           0.00
---------------------------------------------------------------------------------------------------------------------------------

        V. PRINCIPAL

           A.  MONTHLY PRINCIPAL AMOUNT
              1. Principal Balance of Notes and Equity Certificates                                 383,286,060.28
                 (End of Prior Collection Period)
              2. Contract Pool Principal Balance (End of Collection Period)                         369,950,207.63
                                                                                                    --------------
                                   Total monthly principal amount                                    13,335,852.65



       VI. CONTRACT POOL DATA

           A.  CONTRACT POOL CHARACTERISTICS
                                                                              ---------------------------------------------------
                                                                                  Original                Nov-04        Oct-04
                                                                                    Pool              Payment Date   Payment Date
                                                                              ---------------------------------------------------
              1  a. Contract Pool Principal Balance (active contracts)         453,119,654.00       369,770,275.14 383,136,915.41
                 b. Positive Rent Due (active contracts)                                              2,574,550.70   2,334,298.93
                                                                              ---------------------------------------------------
                 c. Required Payoff Amount (active contracts)                  453,119,654.00       372,344,825.84 385,471,214.34

                 d. Required Payoff Amount (unliquidated defaults)                                      179,932.49     149,144.87

                                                                              ---------------------------------------------------
                 e. Total Required Payoff Amount                               453,119,654.00       372,524,758.33 385,620,359.21
                                                                              ===================================================

              2  No of Contracts                                                        5,761                5,543          5,591

              3 Weighted Average Remaining Term                                          44.0                 39.7           40.4

              4 Weighted Average Original Term                                           53.6



           B.  DELINQUENCY INFORMATION
                                                                    -------------------------------------------------------------
                                                                         % of
                                                                                                           No. Of     Required
                                                                       Contracts      % of RPA            Accounts  Payoff Amount
                                                                    -------------------------------------------------------------
              1. Current                                                 98.57%         98.83%               5,464 368,151,969.97
                 31-60 days                                               0.96%          0.89%                  53   3,330,249.52
                 61-90 days                                               0.14%          0.12%                   8     435,511.54
                 91-120 days                                              0.13%          0.10%                   7     359,017.60
                 121-150 days                                             0.05%          0.01%                   3      34,924.03
                 151-180 days                                             0.02%          0.01%                   1      33,153.18
                 180+ days                                                0.00%          0.00%                   0           0.00
                                                                    -------------------------------------------------------------
                 Subtotal - Active Accounts                              99.87%         99.95%               5,536 372,344,825.84

                 Remaining RPA - Unliquidated Defaults                    0.13%          0.05%                   7     179,932.49

                                                                    -------------------------------------------------------------
                 Total Delinquency                                       100.0%         100.0%               5,543 372,524,758.33
                                                                    =============================================================

              2. Delinquent Scheduled Payments:

                 Beginning of Collection Period                                                       2,334,298.93
                 End of Collection Period                                                             2,574,550.70
                                                                                                      ------------

                                   Change in Delinquent Scheduled Payments                              240,251.77


           C.  DEFAULTED CONTRACT INFORMATION

              1. A) Reported Loss Information
                                                                   ---------------------------------------------------------------
                                                                            Current Period                        Cumulative
                                                                   ---------------------------------------------------------------
                                                                      Amount           % of ICPB          Amount         % of ICPB
                                                                   ---------------------------------------------------------------
                    Defaulted Valuation Amount                       51,288.24           0.01%          235,471.06           0.05%
                    Cash Collected on Defaulted Contracts                 0.00           0.00%                0.00           0.00%
                                                                   ---------------------------------------------------------------
                    Net Loss Amount                                  51,288.24           0.01%          235,471.06           0.05%
                                                                   ===============================================================

                 B) Cumulative Loss Trigger Percentage                                                                       0.75%
                    Cumulative Loss Trigger in Effect                                                                          NO

              2. Supplemental Information on Unliquidated Defaulted Contracts

                    Required Payoff Amount at time of Default                                           386,606.43
                    Initial Defaulted Valuation Amount                                                  206,673.95
                    Cash Collected on Defaulted Contracts                                                     0.00
                    Cash Collections in Excess of Remaining Required Payoff Amount                            0.00
                                                                                                        ----------
                    Remaining Required Payoff Amount of Defaulted Contracts                             179,932.49
                                                                                                        ==========
                    Initial Valuation as a % of Required Payoff Amount at time of Default                    53.46%
                    Remaining Balance % of Required Payoff Amount at time of Default                         46.54%


              3. Supplemental Information on Liquidated Contracts

                                                                       -----------------------------------------------------------
                                                                            Current Period                       Cumulative
                                                                       -----------------------------------------------------------
                                                                         Amount       % of ICPB            Amount        % of ICPB
                                                                       -----------------------------------------------------------
                    Required Payoff Amount at time of Default             0.00           0.00%           28,797.12           0.01%
                    Cash Collected on Liquidated Contracts                0.00           0.00%                0.00           0.00%
                                                                       -----------------------------------------------------------
                    Net Loss Amount on Liquidated Contracts               0.00           0.00%           28,797.12           0.01%
                                                                       ===========================================================
                    Loss Severity Percentage                              0.00%                             100.00%
                    Number of Contracts                                      0                                   1
                    % of Original Contracts                               0.00%                               0.02%

      VII. INFORMATION REGARDING THE RESERVE ACCOUNT

           A.  RESERVE ACCOUNT
               1. Opening Reserve Account Balance                                                    17,247,872.71

               2. Investment Earnings                                                                    40,873.78

               3. Deposit from the Collection Account                                                     9,878.09

               4. Withdrawls from the Reserve Account                                                         0.00

               5. Interest payment to the Holdback Designee                                             (50,751.87)

               6. Release of Reserve Account Surplus                                                   (600,113.37)

               7. Ending Reserve Account Balance                                                     16,647,759.34

               8. Available amount                                                                   17,247,872.71

               9. Required Reserve Account Amount                                                    16,647,759.34

               10. Reserve Account Surplus/ (Shortfall)                                                       0.00



     VIII. MISCELLANEOUS INFORMATION

           A.  SERVICER ADVANCE BALANCE

               1. Opening Servicer Advance Balance                               2,334,298.93
               2. Current Period Servicer Advance                                  946,946.38
               3. Recoveries of prior Servicer Advances                           (706,694.61)
                                                                                 ------------
               4. Ending Servicer Advance Balance                                2,574,550.70


           D.  OTHER RELATED INFORMATION

               1. Life to Date Prepayment (CPR)                                           9.8%

               2. Life to Date Substitutions:

                  a. Prepayments                                          0.00

                  b. Defaults                                             0.00

DELINQUENCY ANALYSIS AND LTD CPR HISTORY

-----------------------------------------------------------------------------------------------------------------------------
                  % of                     % of                     % of                    % of
                  Aggregate                Aggregate                Aggregate               Aggregate
                  Required Payoff          Required Payoff          Required Payoff         Required Payoff
                  Amounts                  Amounts                  Amounts                 Amounts
Collection
  Periods         31-60 Days Past Due      61-90 Days Past Due      91-120 Days Past Due    120+ Days Past Due        LTD CPR
-----------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------
  10/31/04             0.89%                    0.12%                     0.10%                   0.02%                9.82%
  09/30/04             0.58%                    0.13%                     0.01%                   0.01%               10.31%
  08/31/04             0.40%                    0.11%                     0.01%                   0.03%                9.75%
  07/31/04             0.51%                    0.11%                     0.03%                   0.00%               10.43%
  06/30/04             0.52%                    0.07%                     0.00%                   0.00%               16.27%
-----------------------------------------------------------------------------------------------------------------------------


              NET LOSS HISTORY
              ------------------------------------------------------------------
                 Collection                     Net                       Net
                    Month                  Loss Percentage              Losses
              ------------------------------------------------------------------

              ------------------------------------------------------------------
                   10/31/04                    0.05%                   51,288.24
                   09/30/04                    0.04%                  153,290.72
                   08/31/04                    0.01%                   12,722.12
                   07/31/04                    0.00%                   18,169.98
                   06/30/04                    0.00%                       --
              ------------------------------------------------------------------